                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), executed this 7th day of November, 2000 to be effective as of October 16, 2000, is between GlobalScape, INC., a Delaware corporation (the "Employer"), and Timothy Nicolaou ("Employee").

                                R E C I T A L S:

         A. The Employer desires to offer employment to the Employee and Employee desires to be employed by Employer.

         B. Employer and Employee agree to enter into an Executive Employment Agreement for a one-year term on the terms and conditions herein provided.

         C. The Employer considers the maintenance of a sound and effective management team, including Employee, essential to protecting and enhancing its best interests and those of its stockholders.

         D. Employee will be an officer of the Employer and Employee will be nominated to become a member of Employer's Board of Directors.

         NOW, THEREFORE, in consideration of the Employer's agreement to employ Employee pursuant to the terms of this Agreement and Employee's future employment with Employer, and other good and valuable consideration, the parties agree as follows:

         SECTION 1. EMPLOYMENT. The Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and subject to the conditions stated in this Agreement.

         SECTION 2. DUTIES. Employee shall be employed as Chief Executive Officer of the Employer, or such other comparable positions with Employer to which he may be appointed by the Board of Directors of the Employer (the "Board"). It is understood that Employee may be requested from time to time to provide assistance or services to, or act as an officer or director of, the Employer or any of its subsidiaries or other affiliates. Employee shall perform such services and, if elected as a director or officer of any such company, shall hold such office (and discharge its duties) without additional compensation other than the compensation set forth in this Agreement; provided, however, that this Agreement does not prohibit (or require) the affiliates of Employer from offering additional compensation. Employee agrees to devote his full work time and best efforts to the performance of the duties as an Employee of Employer and to the performance of such other duties as assigned him from time to time by the Board or the Chairman of the Board.

         SECTION 3. TERM. The initial term of employment of Employee hereunder shall continue for one year, from October 16, 2000 ("Employment Date") until September 30, 2001, unless earlier terminated pursuant to
Section 6 herein. The term of this Agreement shall continue for an additional one year term unless either Employee or Employer notifies the other party no less than thirty (30) days prior to the end of the initial term or any subsequent term.

         SECTION 4. COMPENSATION AND BENEFITS. In consideration for the services of Employee hereunder, the Employer shall compensate Employee as follows:

         (a) BASE SALARY. Until the termination of Employee's employment hereunder, Employer shall pay Employee a base salary at the rate of at least $180,000 per year ("Base Salary"), payable in accordance with the regular payroll practices of the Employer for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations and less such other deductions or amounts, if any, as are authorized by Employee. The Base Salary may not be decreased at any time during the term of Employee's employment hereunder. Any increase in Base Salary shall be in the sole discretion of the Compensation Committee of the Board.

         (b) EXECUTIVE BONUS PLAN. Employee shall be eligible to receive from the Employer such management incentive bonuses as may be provided in management incentive bonus plans adopted from time to time by Employer. The terms stated on the attached EXHIBIT A are incorporated herein.

         (c) VACATION. Employee shall be entitled time off in accordance with the Employee's vacation and absence policy, as it may be modified from time to time during Employee's employment hereunder, provided that Employee will have no less than four (4) weeks of paid vacation during the initial term of this Agreement, and each subsequent year if the initial term is extended.

         (d) LIFE INSURANCE BENEFITS. Employer shall pay the premiums allocable to a term life insurance policy in the face amount of $150,000 covering Employee as the named insured, subject to Employee's passing a standard physical examination in order to permit issuance of the policy at standard (non-rated) premiums and satisfaction of any other standard underwriting requirements. Employee shall be the owner of such policy and shall have the right to designate the beneficiary of the policy proceeds. Employee shall be liable for income taxes with respect to premium amounts includable in Employee's taxable income.

         (e) GROUP INSURANCE BENEFITS. Employee shall be entitled to participate in the Employer's group health and disability programs as are made available to the Employer's other executives and officers and the Employee's participation in such programs shall be at the same rates which are available to the Employer's other executives and officers.

         (f) SAVINGS PLANS. Employee shall be entitled to participate in Employer's 401(k) plan, or other retirement or savings plans as are made available to the Employer's other executives and officers on the same terms which are available to the Employer's other executives and officers;

         SECTION 5. EXPENSES. The parties anticipate that in connection with the services to be performed by Employee pursuant to the terms of this Agreement, Employee will be required to make payments for travel, entertainment of business associates and similar expenses. Employer shall reimburse Employee for all appropriate and reasonable expenses authorized by Employer and incurred by Employee in the performance of his duties hereunder. Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as Employer may establish from time to time.

         SECTION 6. TERMINATION.

         (a) GENERAL. Employee's employment hereunder shall commence on the Employment Date and continue until the end of the term specified in Section 3, except that the employment of Employee hereunder shall terminate prior to such time in accordance with the following:

                  (i) DEATH OR DISABILITY. Upon the death of Employee during the term of his employment hereunder or, at the option of Employer, in the event of Employee's Disability, upon 30 days' notice to Employee. "Disability" with respect to an Employee shall be deemed to exist if the Employee meets the definition of either "disabled" or "disability" under the terms of the Employer's long-term disability benefit program (including the definitions for total or partial disability). Any refusal by Employee to submit to a reasonable medical examination to determine whether Employee is so disabled shall be deemed to constitute conclusive evidence of Employee's disability.

                  (ii) FOR CAUSE. For "Cause" immediately upon written notice by Employer to Employee. A termination shall be for "Cause" if:


                  (1) Employee commits fraud, bribery, embezzlement or other material dishonesty with the respect to the business of Employer, or Employer discovers that Employee has committed any such act in the past with respect to a previous employer, or;

                  (2) Employee commits a felony or any criminal act involving moral turpitude or Employer discovers that Employee has committed any such act in the past; or

                  (3) Employee commits a material breach of any of the covenants, representations, terms or provisions hereof; or

                  (4) Employee violates any material instructions or policies of Employer with respect to the operation of its business or affairs or Employee fails in a material way to obey written directions delivered to Employee by the Employer's Board or Chairman of the Board; or

                  (5) Employee commits or omits to perform any act the performance of which or the omission of which constitutes substantial failure of Employee to diligently and effectively perform his duties to Employer or has a material adverse effect or could materially adversely affect the Employer's business reputation; or

                  (6)      Employee uses illegal drugs.

                  (iii) WITHOUT CAUSE. Without Cause immediately upon notice by Employer to Employee.

                  (iv) BY THE EMPLOYEE FOR GOOD CAUSE. Employee may terminate his employment hereunder for Good Cause upon written notice to the Company setting forth the nature of such Good Cause in reasonable detail. "Good Cause" shall mean:

                  (1) the material failure of Employer to provide Employee the base salary and incentive compensation and benefits in accordance with the terms of Section 4 herein;

                  (2) the material diminution in the nature or scope of Employee's responsibilities, duties or authority;

                  (3) the occurrence of a Change in Control (as defined herein);

                  (4) Notice by the Employer under Section 3 that the Employer will not renew this Agreement; or

                  (5) Failure to elect Employee to the Board of Directors of Employer or removal of Employee from his Board position, once elected;

                  (6) Failure to issue the options described in the Offer Letter to Employee on Exhibit A on or before January 16, 2001.

         (b)      SEVERANCE PAY.

                  (i) TERMINATION UPON DEATH OR DISABILITY; TERMINATION WITHOUT CAUSE; TERMINATION FOR EMPLOYEE'S GOOD CAUSE. In the event Employee's employment hereunder is terminated pursuant to Section 6(a)(i), (iii) or (iv), Employer shall pay Employee (or his estate) a cash amount equal to Employee's then current Base Salary. Additionally, following such termination, the Employer shall have the continuing obligation to contribute to the cost of Employee's participation in the Employer's group medical and insurance plans, if any, provided that Employee is entitled to continue such participation under applicable law and plan. Employer will also pay Employee (or his estate), in the event of such termination, any incentive compensation that is earned but unpaid, based on operations of the Company for the whole year, prorated through the date of his termination or death. Any unvested stock options held by Employee at the time of death or termination shall vest on the date of death or termination. The exercise period for all non-qualified options (as determined on the vesting date), whether vested prior to or on the date of death or termination, shall be six months from the date of death or termination if death or termination occurs on or before October 16, 2001, nine months from the date of death or termination if death or termination occurs after October 16, 2001 and before October 16, 2002 and twelve months from the date of death or termination if death or termination occurs on or after October 16, 2002. Termination by Employee for good cause under clause 6(a)(iv)(i) above does not waive the Employer's obligation to issue the stock options described on Exhibit A or Employee's right to specific performance of the obligation, or the economic equivalent thereof, even after termination.

         (c) CHANGE IN CONTROL. If a "Change in Control" occurs during Employee's employment under this Agreement, and if Employee's employment is terminated "Without Cause" pursuant to Section 6(a)(iii) above prior to the end of a period of twenty-four (24) months beyond the month in which a "Change in Control" of the Employer occurs, or if Employee voluntarily terminates his employment prior to the end of a period three (3) months beyond the month in which a Change in Control of the Employer occurs, Employee shall receive the amount determined pursuant to Section 6(b)(i) above. A "Change in Control" of Employer shall be deemed to have occurred if
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of outstanding securities of Employer representing 40% of more of the combined voting power of the outstanding securities of the Employer, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board (except that any new director who is elected by the Board to fill a vacancy created by the death, resignation or disqualification of a member of the Board shall not be considered a new member of the Board for purposes of this definition), or
(iii) the shareholders of Employer approve (A) a merger or consolidation of Employer with any other entity, other than a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of Employer, or (B) a plan of complete liquidation of Employer, or (C) an agreement or agreements for the sale or disposition, in a single transaction or series of related transactions, by the Employer of all or substantially all of the property and assets of Employer.

         (d) VOLUNTARY TERMINATION BY EMPLOYEE. Except as provided in Section 6(a)(iv), in the event that Employee's employment with Employer is terminated by Employee, such termination shall be a breach of this Agreement and the Employer shall have no further obligations hereunder from and after the date of such termination.

         SECTION 7. INVENTIONS; ASSIGNMENT.

         (a) INVENTIONS DEFINED. All rights to discoveries, inventions, improvements, designs and innovations (including all data and records pertaining thereto) that relate to the business of Employer, including its affiliates, whether or not able to be patented, copyrighted or reduced to writing, that Employee may discover, invent or originate during the term of his employment hereunder, and for a period of six months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of Employer ("Inventions"), shall be the exclusive property of Employer. Employee shall promptly disclose all Inventions to Employer, shall execute at the request of Employer any assignments or other documents Employer may deem necessary to protect or perfect its rights therein, and shall assist Employer, at Employer's expense, in obtaining, defending and enforcing Employer's rights therein. Employee hereby appoints Employer as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by Employer to protect or perfect its rights to any Inventions.

         (b) COVENANT TO ASSIGN AND COOPERATE. Without limiting the generality of the foregoing, Employee shall assign and transfer to Employer the world-wide right, title and interest of Employee in the Inventions. Employee agrees that Employer may apply for and receive patent rights (including Letters Patent in the United States) for the Inventions in Employer's name in such countries as may be determined solely by Employer. Employee shall communicate to Employer all facts known to Employee relating to the Inventions and shall cooperate with Employer's reasonable requests in connection with vesting title to the Inventions and related patents exclusively in Employer and in connection with obtaining, maintaining and protecting Employer's exclusive patent rights in the Inventions.

         (c) SUCCESSORS AND ASSIGNS. Employee's obligations under this
Section 7 shall inure to the benefit of Employer, its affiliates and their respective successors and assigns and shall survive the expiration of the term of this Agreement for such time as may be necessary to protect the proprietary rights of Employer and its affiliates in the Inventions.

         SECTION 8. CONFIDENTIAL INFORMATION.

         (a) ACKNOWLEDGMENT OF PROPRIETARY INTEREST. Employee acknowledges the proprietary interest of Employer and its affiliates in all Confidential Information (as defined below). Employee agrees that all Confidential Information learned by Employee during his employment with Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, is and shall remain the exclusive property of Employer. Employee further acknowledges and agrees that his disclosure of any Confidential Information will result in irreparable injury and damage to Employer.

         (b) CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" means all trade secrets, copyrightable works, confidential or proprietary information of Employer or its affiliates, including without limitation, (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data, (iv) proprietary computer programs and codes, (v) drawings, designs, plans and proposals, (vi) marketing and sales programs, (vii) the identities of clients or customers, (viii) historical financial information and financial projections, (ix) pricing formulae and policies, (x) all other concepts, ideas, materials and information prepared or performed for or by Employer and
(xi) all information related to the business, services, products, purchases or sales of Employer or any of its suppliers and customers, other than information that is publicly available.

         (c) COVENANT NOT TO DIVULGE CONFIDENTIAL INFORMATION. Employer is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the term of his employment hereunder and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer to further the business of Employer, and not to use except in the pursuit of the business of Employer, the Confidential Information, without the prior written consent of Employer.

         (d) RETURN OF MATERIALS AT TERMINATION. In the event of any termination or cessation of his employment with Employer for any reason, Employee shall promptly deliver to Employer all documents, data and other information derived from or otherwise pertaining to Confidential Information. Employee shall not take or retain any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential Information.

         SECTION 9. NON-SOLICITATION.

         (a) SOLICITATION OF EMPLOYEES. During Employee's employment with Employer and for a period of twelve (12) months after termination of such employment at any time and for any reason, Employee shall not solicit, participate in or promote the solicitation of any person who was employed by Employer or any of its affiliates at the time of Employee's termination of employment with Employer to leave the employ of Employer or any of its affiliates, or, on behalf of himself or any other person, hire, employ or engage any such person. Employee further agrees that, during such time, if an employee of Employer or any of its affiliates contacts Employee about prospective employment, Employee will inform such employee that he or she cannot discuss the matter further without the consent of Employer (and the applicable affiliate).

         (b) SOLICITATION OF CLIENTS, CUSTOMERS, ETC. During Employee's employment with Employer and for a period of twelve (12) months after termination of Employee's employment at any time and for any reason, Employee shall not, directly or indirectly, solicit any person who, at the time of termination of Employee's employment with Employer, was a client, customer, policyholder, vendor, consultant or agent of Employer or its affiliates to discontinue business, in whole or in part, with Employer or its affiliates. Employee further agrees that, during such time, if such a client, customer, policyholder, vendor, or consultant or agent contacts Employee about discontinuing business with Employer or moving that business elsewhere, Employee will inform such client, customer, policyholder, vendor, consultant or agent that he or she cannot discuss the matter further without the consent of Employer (and the applicable affiliate).

         SECTION 10. NO-COMPETE.

         (a) COMPETITION DURING EMPLOYMENT. Employee agrees that during the term of his employment with Employer, neither he nor any of his affiliates, will directly or indirectly compete with Employer or its affiliates in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with, the businesses in which Employer and its affiliates are now engaged or in which Employer or its affiliates become engaged during the term of employment; provided, however, that this Section 10(a) shall not prohibit Employee or any of his affiliates from: (i) purchasing or holding an aggregate equity interest of up to 1%, so long as Employee and his affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with Employer and its affiliates. Furthermore, Employee agrees that during the term of employment, he will undertake no planning for the organization of any business activity competitive with the work he performs as an employee of Employer and Employee will not combine or conspire with any other employees of Employer and its affiliates for the purpose of the organization of any such competitive business activity.

         (b) COMPETITION FOLLOWING EMPLOYMENT. In order to protect Employer against the unauthorized use or the disclosure of any Confidential Information of Employer and its affiliates presently known or hereinafter obtained by Employee during his employment under this Agreement, Employee agrees that for a period of twelve (12) months after the termination or cessation of his employment with Employer at any time and for any reason, and regardless of whether any payments are made to Employee under this Agreement as a result of such termination, neither Employee nor any of his affiliates, shall, directly or indirectly, for itself or himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

                         (i) engage or participate in any business which engages
                in competition with such businesses being conducted by Employer or any of its affiliates during the term of employment anywhere in any state in the United States or in any foreign country where the Employer or any of its affiliates writes, develops or markets file management software for the Internet, multimedia utilities or Internet or Web based development tools, including file compression, zipping or ripping capabilities, or any other business in which the Employer or any of its affiliates has been actively engaged during the term Employee performed services for the Employer; provided, however, that this provision shall not prohibit Employee from purchasing or holding an aggregate equity interest of up to 1%, so long as Employee and his affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with Employer;

                        (ii) assist or finance any person or entity in any
               manner or in any way inconsistent with the intents and purposes of this Agreement.

         SECTION 11. GENERAL.

         (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party in accordance with this
Section 11(a):

        If to Employer, to:

        GlobalScape, Inc.
        6000 Northwest Parkway, Suite 100
        San Antonio, Texas, 78249
        Attention:  Chairman of the Board

         If to Employee, to the Employee's last known address appearing on Employer's records

         (b) WITHHOLDING. All payments required to be made to Employee by Employer under this Agreement shall be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law.

         (c) EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by Employee of his obligations under any of Sections 7, 8, 9, and 10 Employer shall suffer immediate, great and irreparable injury and shall have no adequate remedy at law. Accordingly, in event of such breach, Employer shall be entitled, in addition to other remedies and without showing actual damages, to specific performance and other appropriate injunctive and equitable relief.

         (d) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (e) WAIVERS. No delay or omission by either party in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         (g) CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         (h) INTERPRETATION OF AGREEMENT. This Agreement shall be construed according to its fair meaning and not for or against either party. Use of the words "herein," "hereof," "hereto," "hereunder" and the like in this Agreement refer to this Agreement only as a whole and not to any particular section or subsection of this Agreement, unless otherwise noted. The masculine gender shall be deemed to denote the feminine or neuter genders, the singular to denote the plural, and the plural to denote the singular, where the context so permits.

         (i) BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and shall be enforceable by the personal representatives and heirs of Employee and the successors and assigns of Employer. The affiliates of Employer shall be considered third party beneficiaries of this Agreement with respect to any services provided by Employee to them and in connection with Employee's covenants in Sections 7,8,9 and 10 hereof. This Agreement may be assigned by the Employer; provided that in the event of any such assignment, the Employer shall remain liable for all of its obligations hereunder and shall be liable for all obligations of all such assignees hereunder. If Employee dies while any amounts would still be payable to him hereunder, such amounts shall be paid to Employee's estate. This Agreement is not otherwise assignable by Employee.

         (j) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto; provided, however, that the Employer and Employee agree that the terms of Exhibit A are incorporated herein.

         (k) GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Texas, without regard to its choice of law principles.

         (l) ARBITRATION. Without limiting Employer's right to seek equitable remedies under Section 11(c) above, Employer and Employee agree that any dispute or controversy arising under or in connection with this Agreement shall be settled first by attendance at a mandatory mediation process and, if not resolved by mediation, by arbitration. If the parties are unable to agree on a mediator, either party may petition a Travis County state district court judge for assistance in selecting a mediator. Arbitration under this Agreement shall be governed by the Federal Arbitration Act and proceed in San Antonio, Texas in accordance with the rules of the American Arbitration Association ("AAA"). Arbitration will be conducted before a panel of three neutral arbitrators selected from a AAA list of proposed arbitrators with business law experience. Either party may take any legal action needed to protect any right pending completion of the arbitration. The arbitrator will determine whether an issue is arbitrable and will give effect to applicable statutes of limitation. The arbitrator has the discretion to decide, upon documents only or with a hearing, any motion to dismiss for failure to state a claim or any motion for summary judgment. Discovery shall be governed by the Federal Rules of Civil Procedure and the Federal Rules of Evidence. All information developed by the arbitration or litigation shall be held in confidence subject to such protective orders as the arbitrator deems useful to ensure complete confidentiality. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction over the parties. All costs of the arbitration proceeding or litigation to enforce the arbitration award shall be paid by the party against whom the arbitrator decides.

         (m) EMPLOYEE REPRESENTATIONS. Employee represents and certifies to Employer that he: (i) has received a copy of this Agreement for review and study and has had ample time to review it before signing; (ii) has read this Agreement carefully; (iii) has been given a fair opportunity to discuss and negotiate the terms of this Agreement; (iv) understands its provisions; (v) has had the opportunity to consult his attorney; (vi) has determined that it is in his best interest to enter into his Agreement; (vii) has not been influenced to sign this Agreement by any statement or representation by Employer or its counsel not contained in this Agreement; and (viii) enters into this Agreement knowingly and voluntarily.

         EXECUTED as of the date and year first above written.

                                 GLOBALSCAPE, INC.


                                 By:
                                    -------------------------------------------
                                          Chairman of Board of Directors


                                 ----------------------------
                                 Tim Nicolaou

                                    EXHIBIT A


                              Terms and Conditions


Title: Chief Executive Officer, reporting to the Chairman of the Board, Art Smith

Salary:             $180,000 annually; to be paid bi-weekly

Bonus: Potential award of a minimum of 100% of a bonus pool set at $220k. You will be guaranteed a minimum bonus of $100,000 for the first year. Said bonus to be on a calendar quarterly basis and to be paid within 30 days of the closing of the quarter.

Stock options:      You will be granted 700,000 options priced at $1.00; 200,000 to vest on the date of GlobalSCAPE's IPO or at the end of the first year of employment, whichever comes first; 200,000 to vest one year from the date of GlobalSCAPE's IPO or at the end of the second year of employment, whichever comes first; 100,000 to vest on each of the first, second and third anniversary of hire.

Relocation:         The company will pay for the moving of household goods from your current residence to a location in the San Antonio area. [Such location to be determined at a later date.] The company will pay for the storage of such household goods should that be required. The company will provide temporary living expenses until you relocate to the San Antonio area.
                    The company will compensate you for four return trips to your present home each month. The company will also pay for two house hunting trips for your spouse. You will be reimbursed for the expenses associated with the selling of your primary residence and the purchasing of a new residence. Expenses associated with your relocation will be grossed up for tax purposes. Your relocation must be completed within one year from your date of hire.

Benefits:           You will be eligible to participate in all the company
                    benefits that GlobalSCAPE provides to its employees according to their respective participation dates. You will be eligible for four weeks of vacation.

Signing bonus:      You will be paid a signing bonus of $50,000. Such
                    bonus will be paid as follows, $25,000 to be paid on date of hire, and $25,000 to be paid upon you and your family's relocation to the San Antonio area.

As the Chief Executive Officer of GlobalSCAPE, you will have a seat on GlobalSCAPE's board of directors. In this role, and working in conjunction with GlobalSCAPE's board of directors, you will be responsible for recruiting independent directors for GlobalSCAPE. The recruitment of independent directors, along with the creation and acceptance of a strategic plan for GlobalSCAPE have to be at the top of your priority list. I would also think that the recruiting of key senior personnel, especially a CFO, would be a priority. Tim, you will have full P&L responsibility for GlobalSCAPE, and you will be given whatever authority that the board of directors deems it necessary for you to fulfill your responsibilities as CEO.